Exhibit I



                         THE 2006 MRG/CPG VOLARIS TRUST

         THIS TRUST AGREEMENT (this "Agreement") is entered into on the 9th day of March, 2006, by and between Maurice R. Greenberg and Corinne P. Greenberg (each the "Settlor" of his or her one-half of the trust assets and, where appropriate in the context, the "Settlors"), and Pitcairn Trust Company, a Pennsylvania corporation (the "Trustee").

                              W I T N E S S E T H:
                              -------------------

         FIRST:  Name of Trust
         -----   -------------

         This Trust shall be known as the 2006 MRG/CPG Volaris Trust (the "Trust").

         SECOND:  Trust Property
         ------   --------------

         The Settlors hereby transfer, deliver and convey to the Trustee all of the Settlors' right, title and interest in and to the property set forth in Schedule A, and the Trustee acknowledges receipt of such property, IN TRUST, and agrees to hold, administer and distribute such property, as well as any other property that may later become subject to this Trust under the terms and conditions set forth below. The Settlors own the shares being transferred in equal share, as tenants in common. The Trustee shall administer the assets transferred hereby as a single trust, for the benefit of each of the Settlors as to one-half thereof.

         The trust property to which the provisions hereof shall apply shall include not only the property set forth in Schedule A but also any other property acceptable to the Trustee which the Settlors or either of them may hereafter add during the Trust term and that may later become subject to this Trust, for the purposes and on the terms and conditions set forth herein.

         THIRD:  Trust Purpose
         -----   -------------
         Notwithstanding any other provision herein, the Settlors intend to avoid any conflict of interest or appearance thereof that may arise from the Settlors' powers as shareholders up to the date of this Agreement of American International Group, Inc. (the "Issuer"), or from the duties and powers of Maurice R. Greenberg, one of the Settlors, as the former chief executive officer of the Issuer. In furtherance thereof, the Settlors hereby create this Trust, the primary purpose of which is to entrust to the Trustee the authority (within the terms herein, including, without limitation, the remaining provisions of this Article THIRD) to make all decisions and effectuate all decisions as to when and to what extent any transactions are effected with regard to any assets transferred to the Trust, including any Issuer stock transferred hereto (the "Shares"), in all instances without any participation in or knowledge of such decisions by either of the Settlors, any dependent child of either Settlor or any officer, director, shareholder or other person whose relationship to either Settlor or the Issuer gives such person access, directly or indirectly, to material information about the Issuer that is not generally available to the public (an "Interested Party"), subject to the provisions hereof. Although the Trustee shall have full discretion, the Settlors direct that the Trustee enter into a contract with Credit Suisse Securities (USA) LLC substantially in the form of Schedule B, attached hereto, under which the Trustee will retain Credit Suisse Securities (USA) LLC to extract returns from the trust's assets identified in such contract based on stock market volatility, utilizing (i) a low risk tolerance strategy (as defined in Exhibit B of such contract) when Issuer common stock has a market price below ninety dollars ($90) per share and (ii) a medium risk tolerance strategy (as defined in Exhibit B of such contract) when Issuer common stock has a market price equal to or greater than ($90) per share. Should such contract terminate for any reason, the Settlors direct the Trustee to enter into a substantially similar contract with another investment manager (each investment manager under this agreement, including Credit Suisse Securities
(USA) LLC, hereinafter referred to as the "Adviser" and each investment manager contract hereinafter referred to as the "Adviser Contract"). Furthermore, the Settlors relieve the Trustee of all responsibility for managing the underlying assets and hereby limit the Trustee's responsibility to oversight of the Adviser. The Settlors authorize the Trustee to rely solely on statements provided by the Adviser to fulfill its oversight responsibilities as Trustee. The Settlors acknowledge and agree that each Settlor and/or his or her legal and financial representatives and advisers, has received, reviewed and understands (i) the disclosures, including, without limitation, the risk disclosures relating to the Strategy (as defined in the Adviser Contract); (ii) a copy of Part II of the Adviser's Form ADV; (iii) a copy of the document entitled Characteristics and Risks of Standardized Options, and understands that the Adviser shall provide a current copy of such document on request; and
(iv) the Risk Disclosure Statement Concerning Derivatives attached as Exhibit C to the Adviser Contract.


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         FOURTH:  Trust Administration
         ------   --------------------

         (a) The Trustee shall collect the income from the trust property and shall hold any cash, whether income or principal, received by the Trust in cash or cash equivalents. The Trustee shall pay to each Settlor the amount of any cash and cash equivalents on hand in his or her share of the trust to the extent that the value of such cash and cash equivalents shall be greater than five percent (5%) of the fair market value of the Shares, measured at the end of each calendar quarter using for valuation purposes the last sale price as reported on the last trading day on or prior to the end of such quarter, such payment to be made within thirty (30) days thereof, provided, however, that the Trustee may, in its absolute discretion, withhold the payment of any such cash or cash equivalents as a reserve for any cash requirements of the trust, including any fees, expenses or other liabilities. The Trustee may pay from time to time so much of the balance of the net income and principal, including to the extent of all thereof, to or for the benefit of a Settlor; provided, however, that the Trustee shall not distribute (other than pursuant to Article FIFTH herein) any Shares to a Settlor unless otherwise permitted under this Agreement.

         (b) Notwithstanding anything to the contrary in this Agreement, the Trustee shall distribute all net income of the trust during the life of each Settlor to, and only to, such Settlor or to such Settlor's order (or, if deceased, to such Settlor's estate), which income shall be so distributed no later than as soon as practicable after the end of each calendar year, if and to the extent that the Settlors so directs, and all amounts distributable under this Agreement during each Settlor's life shall be distributed only to such Settlor or to his or her order (or if incapacitated, to the Settlor's duly appointed guardian or fiduciary).

         (c) For purposes of this Article FOURTH, "income" shall include income from all sources, regardless of whether characterized for other purposes as principal or income including, without limitation, income generated with respect to call options and/or other derivative securities.

         FIFTH:  Trust Termination
         -----   -----------------

         Upon the earliest to occur of (a) a Settlor's death, (b) the occurrence of an event described in Article EIGHTEENTH, or (c) written notice to the Trustee from a Settlor or a

Settlor's duly appointed guardian or fiduciary, or an agent under a power of attorney revoking or ordering the termination of his or her portion of this Trust (in any case, the "Termination Date"), the Trustee shall distribute the principal (and income, to the extent not previously distributed) allocable to such Settlor, as then constituted to anyone previously designated by such Settlor in writing, including the Settlors, the Settlors' estates or creditors of the Settlors' estates, or, in default of the exercise of such general power of appointment, to the Settlors in his or her proportionate share if both then living; or if either Settlor is incapacitated, to such Settlor's duly appointed guardian or fiduciary, or an agent under a power of attorney executed by such Settlor; or if deceased, to the duly qualified legal representative of such Settlor's estate, including the executors and/or administrators of such Settlor's estate.

         SIXTH:  Amendments
         -----   ----------

         This Trust can be amended at any time or from time to time by the Trustee, but only if the Trustee is advised by the Trustee's or the Settlors' securities counsel in writing that such amendment is necessary or desirable, and then only to the extent so necessary or desirable (a) to assure that the Trust and the sale of the Shares, writing, settling and rolling of call options with regard to the Shares, or any other derivative strategy effectuated by the Trustee or its investment adviser relating to the Shares are consistent with
(i) then applicable securities laws, regulations or administrative policies or interpretations, and (ii) any responsibility that the Trustee, Adviser or the Settlor may have thereunder or (b) to avoid unanticipated liability of the Settlors, Trust, Trustee or Adviser thereunder. If the Trustee intends to amend the Trust pursuant to this Article SIXTH, it shall notify the Settlors in writing at least three business days before the effective date of such amendment.

         SEVENTH:  General Powers of the Trustee
         -------   -----------------------------

         In addition to any powers granted specifically or generally to the Trustee as provided by law, and in addition to every power and discretion conferred upon the Trustee by any provision hereof, the Settlors confer upon the Trustee the express powers set forth in this Article to be exercised by the Trustee in its sole discretion with respect to all property at any time coming into its hands, whether principal or income and whether by purchase or otherwise but at all times in accordance with Article THIRD:

         (a) To take any actions with respect to transactions in the Shares for so long as the Shares are held as an asset of the Trust; and hold the Shares in the Trust, sell all or some of the Shares from time to time, write and roll equity, index and over-the-counter covered calls and use call options and/or other derivative strategies to generate income, manage risk, and facilitate exit strategies for the account of the respective Settlor, provided that such action is not in violation of any applicable laws;

         (b) To own, hold and possess such other securities and interests in the Issuer or other entities, either publicly or closely held, as part of or as all of the Trust assets for the entire Trust term, and continue to invest the principal of the Trust as then constituted in any such securities or interests as the Trustee in its discretion deems appropriate. The Trustee shall not be liable for any loss resulting from the retention of the Shares, or such securities or interests as part of or as all of the assets of the Trust. The Trustee shall have the power to retain the Shares and such securities or interests, notwithstanding any applicable law relating to the investment of trust assets, including any laws requiring diversification of trust assets;

         (c) With respect to any stock or other securities forming part of this Trust, to exercise all voting rights, either in person or by proxy; exercise conversion, subscription, option and similar rights; enter or refuse to enter any dissolution, liquidation, consolidation, recapitalization, reorganization, merger or other change in capital structure, and in connection therewith, make exchanges of stock or other securities and enter into agreements on such terms and conditions as the Trustee may deem advisable; including without limitation, the deposit of any property with any protective, reorganization or similar committee, the delegation of discretionary powers thereto, the sharing in the payment of its expenses and compensation and the payment of any assessments levied with respect to such property; receive and retain property under any such plan whether or not the same is of a class in which fiduciaries are authorized by law to invest trust funds, and enter into voting trusts and agreements with other stockholders, and other holders of securities, or any one or more so such person, for such purposes and for such period of time (whether or not the same extends beyond the actual or probable duration of any trust created hereunder), and upon such terms and conditions as the Trustee shall deem advisable, provided, however, that notwithstanding the foregoing or any other provision of this Trust, the Trustee shall have full and absolute discretion with respect to the exercise of all voting rights, such discretion to include, without limitation, the authority to vote in accordance with any recommendation, to Issuer securityholders generally, of any independent third party, including Institutional Shareholder Services, Inc;

         (d) To invest in mortgage participations, shares of investment trusts and regulated investment companies, including those controlled by any investment advisor or investment counsel employed by the Trustee, mutual funds, money market funds and index funds that may be acquired by prudent investors;

         (e) To hold securities, including stock of the Issuer, or other property in the Trustee's name as the Trustee under the Trust, in the Trustee's own name or in the name of a nominee; or the Trustee may hold securities unregistered in such condition that ownership will pass by delivery;

         (f) To make executory contracts and grant options for any period and for any purpose;

         (g) To buy and trade in securities and other financial instruments of any nature; buy and sell (covered or uncovered) equity, index and over-the counter options and otherwise deal in puts and calls; and to maintain and operate margin accounts and other accounts with brokers as security for loans and advances made to the Trustee; in particular, the Trustee is specifically authorized to sell securities to cover any of the Trust's expenses;

         (h) To prosecute, defend, contest or otherwise litigate, at the expense of the Trust, legal actions or other proceedings for the protection or benefit of the Trustee or Trust. The Trustee shall further have the power to pay, compromise, release, adjust or submit to arbitration any debt, claim or controversy against or in favor of the Trust, as long as the Trustee reasonably believes that such action will be beneficial to the Trust;

         (i) To carry, at the expense of the Trust, insurance of such types and in such amounts as the Trustee may deem advisable to insure the trust assets against any loss or damage and protect the Trustee against third party liability;

         (j) To employ and pay the fees of, at the expense of the Trust, through the sale of trust assets if necessary, agents, experts, accountants, counsel, investment advisors, custodians, brokers, and others (including the Trustee, its successor or any affiliate) and delegate discretionary powers (including investment functions) to, and rely upon information and advice furnished by such agents, experts, accountants, counsel, investment advisors, custodians, brokers and others in connection with issues specific to the Trust, the Settlors or the trust estate in connection with the Trustee's management, administration and protection of the trust estate; and

         (k) To release or to restrict the scope of any power that the Trustee may hold in connection with the Trust hereunder, whether such power is expressly granted in this instrument or implied by law. The Trustee shall exercise this power in a written instrument executed by the Trustee and delivered to the Settlors, specifying the power(s) to be released or restricted and the nature of the restriction.

         EIGHTH:  Successor Trustees
         ------   ------------------

         (a) If the Trustee shall for any reason cease to act as the Trustee of the Trust, the Trustee shall promptly notify the Settlors of such occurrence and such person(s) as the Settlors shall appoint in writing shall act as the Trustee(s); provided, however, any successor Trustee appointed as hereinabove provided may not be either of the Settlors or any other Interested Party. All appointments of successor Trustee(s) shall be exercised in writing, duly acknowledged and shall be effective upon the written acceptance of the successor Trustee delivered to the Settlors.

         (b) Any successor Trustee shall succeed as the Trustee of the Trust with like effect as though originally named the Trustee under this instrument. All authority, powers and discretions conferred on the original Trustee under this instrument shall pass to any successor Trustee.

         (c) No bond or other security shall be required of any Trustee named herein, or appointed as hereinabove provided, for the faithful performance of such Trustee's duties in any state or other jurisdiction.

         NINTH:  Trustee Compensation
         -----   --------------------

         The Trustee shall be entitled to receive compensation for its services for acting in any fiduciary capacity under this instrument in accordance with Schedule C attached hereto and incorporated by reference herein.

         TENTH:  Trustee Resignation
         -----   -------------------

         The Trustee may resign as the Trustee hereunder at any time without leave of the Court by giving written notice to the Settlors. The resignation shall become effective on the acceptance of the Trusteeship by the successor Trustee(s) designated pursuant to Article EIGHTH hereof. Upon the written acceptance(s) by the appointed successor Trustee(s), and duly acknowledged receipt and release of the Settlors, the resigning Trustee shall (i) promptly deliver all trust assets in its possession to the successor Trustee(s), (ii) execute all documents and (iii) do all such things as may be necessary therefor.

         ELEVENTH:  Trustee Removal
         --------   ---------------

         The Settlors, acting jointly, may remove any acting Trustee, with or without cause, by giving written notice to the Trustee, and one or more successors thereto shall be appointed in accordance with Article EIGHTH hereof. Upon the written acceptance(s) by the appointed successor Trustee(s), and duly acknowledged receipt and release of the Settlors, the removed Trustee shall (i) promptly deliver all trust assets in its possession to the successor Trustee(s), (ii) execute all documents and (iii) do all such things as may be necessary therefor.

         TWELFTH: Trustee Liability
         -------  -----------------

         (a) A successor Trustee shall not be responsible for the acts or omissions of any prior Trustee.

         (b) The original Trustee shall not be liable to the Settlors, or the estate of either of the Settlors, or their heirs, executors, administrators and assigns, for any act, omission or default of the Trustee, including but not limited to exercising voting rights as provided under clause (c) of Article SEVENTH hereof , in its complete discretion, or of any other person, except by reason of the Trustee's acting in bad faith, willful misconduct or gross negligence.

         (c) The Trust, the Settlors or the Settlors' estates shall indemnify the Trustee to the fullest extent permitted by law, and shall save and hold the Trustee harmless from and in respect of all fees, costs and expenses incurred, including attorneys' fees, in connection with or resulting from any claim, action or demand against (or threatened against) the Trust or the Trustee, which arise out of or in any way relate to the Trust or the trust estate, or the performance of the Trustee's duties under this instrument, including but not limited to following the income extraction program as described under Article THIRD hereof, and all such claims, actions and demands and any losses or damages resulting therefrom, including amounts paid in settlement or compromise of any such claim, action or demand; provided, however, this indemnity shall not extend to conduct by the Trustee that is adjudged to constitute bad faith, willful misconduct or gross negligence.

         (d) Except to the extent any liability, loss or depreciation results from the Trustee's bad faith, willful misconduct or gross negligence, (i) the Settlors, their heirs, executors, administrators, and assigns shall indemnify and hold the Trustee harmless from any and all liability resulting from the exercise or non-exercise of its discretion to engage in or disengage from any program designed to diversify or increase the return on the Issuer's common stock, (ii) the Trustee shall not be responsible for any loss or depreciation in value of any property authorized to be retained or acquired and (iii) the judgment of the Trustee with respect to the exercise of its discretion shall be binding and conclusive upon all persons who are beneficiaries or otherwise interested parties to this Trust.

         (e) Unless resulting from the Trustee's bad faith, willful misconduct or gross negligence, and upon satisfaction of the conditions set forth herein with respect to each such action, every election, determination or other exercise of discretion by the Trustee with respect to the retention, disposition or acquisition of any trust assets shall be deemed to have been made with reasonable care, prudence and diligence by the Trustee.

         THIRTEENTH:  Adviser Liability
         ----------   -----------------

         (a) The Adviser shall not be liable to the Settlors, the Trustee or the Settlors' estates, heirs, executors, administrators and assigns, for any act, omission or default of the Adviser or of any other person, except by reason of the Adviser's acting in bad faith, willful misconduct or gross negligence.

         (b) The Trust, the Settlors or the Settlors' estates shall indemnify the Adviser to the fullest extent permitted by law, and shall save and hold the Adviser harmless from and in respect of all fees, costs and expenses incurred, including reasonable attorneys' fees, in connection with or resulting from any claim, action or demand against (or threatened against) the Trust or the Adviser, which arise out of or in any way relate to the Trust or the trust estate, or the performance of the Adviser's duties hereunder or under the Adviser Contract, including but not limited to following the investment program referred to in Article THIRD hereof, and all such claims, actions and demands and any losses or damages resulting therefrom, including amounts paid in settlement or compromise of any such claim, action or demand; provided, however, (1) this indemnity shall not extend to conduct by the Adviser that is adjudged by a court of appropriate jurisdiction to constitute bad faith, willful misconduct or gross negligence by the Adviser, (2) the Adviser shall provide written notice to the Trustee and Settlors of any such claim, action or demand relating to such indemnification, and (3) the settlement or compromise of any such claim, action or demand shall be approved in writing by the Settlors, which consent shall not be unreasonably withheld.

         (c) Except to the extent any liability, loss, depreciation or the Adviser's judgment results from the Adviser's bad faith, willful misconduct or gross negligence, (i) the Settlors, their heirs, executors, administrators, and assigns shall indemnify and hold the Adviser harmless from any and all liability resulting from the exercise or non-exercise of its discretion to engage in or disengage from any program designed to diversify or increase the return on the Issuer's common stock, (ii) the Adviser shall not be responsible for any loss or depreciation in value of any property authorized to be retained or acquired and (iii) the judgment of the Adviser with respect to the exercise of its discretion shall be binding and conclusive upon all persons who are beneficiaries or otherwise interested parties to this Trust.

         (d) Unless resulting from the Adviser's bad faith, willful misconduct or gross negligence, and upon satisfaction of the conditions set forth herein with respect to each such action, every election, determination or other exercise of discretion by the Adviser with respect to the retention, disposition or acquisition of any trust assets shall be deemed to have been made with reasonable care, prudence and diligence by the Adviser.

         FOURTEENTH:  Statements of the Trustee
         ----------   -------------------------

         A. The Trustee shall generate general account summary information each calendar quarter and may provide to the Settlors more detailed statements of account activity from time to time, subject to Article SIXTEENTH hereof. Statements shall be provided no earlier than the earlier of (i) 90 days from the date of the statement and (ii) the last expiration date of open positions listed on such statement.

         B. A successor Trustee may accept as correct any statements of trust assets made by any predecessor Trustee; and no successor Trustee shall have any duty to take action to obtain redress for breach of trust committed by any predecessor Trustee, unless requested in writing by a person having a present or future beneficial interest in the Trust. A successor Trustee, however, may institute any action or proceeding for the settlement of the statements, acts or omissions of any predecessor Trustee.

         FIFTEENTH:  Grantor Trust Status
         ---------   --------------------

         The Settlors intend that the Trust shall be taxed as a "grantor trust" pursuant to Section 676 of the Internal Revenue Code of 1986, as amended (the "Code"), with each Settlor treated as the "owner" of one-half of the Trust under Section 671 of the Code. The Trustee shall file any required income tax, information and other returns for the Trust promptly after the close of each taxable year of the Trust (or, if earlier, as required by applicable law) and shall timely provide each Settlor with only such information as shall be necessary to enable the Settlors to timely file his or her federal, state and local income tax, information and other returns with respect to his or her interest in the Trust or as otherwise required by applicable law. The Trustee is hereby authorized to make an election under Regulation ss. 1.671-4(b)(2)(i)(A) to use the Settlors' tax identification numbers if such election can be made under applicable law. If such an election is made, the Trustee shall provide the Settlors with the information required by Regulation ss. 1.671-4(b)(2)(ii). Upon Trustee's request the Settlors shall provide the Trustee with completed IRS Forms W-9 (or any successor thereof). Any tax advice or services required by the Trust, or the Trustee with respect to the Trust, shall be provided, at the expense of the Trust, by a firm authorized by the Settlors from time to time, and any filing with any tax authority on behalf of the Trust, or the Trustee with respect to the Trust, shall require the prior consent of the Settlors. The tax advisor initially authorized by the Settlors shall be the firm of Kronish Lieb Weiner & Hellman LLP.

         SIXTEENTH:  Blind Trust between the Settlors and the Trustee
         ---------   ------------------------------------------------

         A. Prohibition on Direct or Indirect Communications. Except as otherwise specifically provided in this Agreement, the Settlors and the Trustee shall not communicate, directly or indirectly, about the Shares or other securities in the Issuer.

         B. Limitation on Equity Ownership. In no event shall the Settlors place in the Trust securities that, when aggregated with any securities of the same issuer already held in the Trust, would represent beneficial ownership equal to or greater than 10% of the outstanding equity securities of a corporation or other entity (including the Issuer) if such class of securities is registered under Section 12 of the Exchange Act.

         C. Compliance with Rule 144. With respect to transactions, including but not limited to, any sales, covered call writing programs, derivative strategies, or other dispositions by the Trustee with regard to the Shares, the Trustee shall transact in such securities in compliance with Rule 144 of the Securities Act of 1933, as amended ("Rule 144") and make, or cause a third party, including any Adviser, to make, such filings as required. The Settlors shall promptly give notice to the Trustee of any intended disposition or activity that may be deemed a disposition of any of the Issuer's securities held by the Settlors or any other person or entity, including deemed dispositions pursuant to benefit plans, whose transactions in the Issuer's securities may be aggregated with or attributable to either Settlor, prior to such disposition or deemed disposition, which may include, but not be limited to gifts, sales, hedging activities, or other transfers. Such intended disposition or deemed disposition shall only take place if approved in writing by the Trustee if in the Trustee's sole discretion such disposition or deemed disposition is not in conflict with the Trustee's actions required or allowed under this Trust and Rule 144. Also, to facilitate any Rule 144 filings required to be made by either Settlor upon such disposition or deemed disposition, the Trustee shall supply the Settlors with the information required to be completed on such filing relating to the Trust's activities. In accepting any securities, the Trustee may rely on the Settlors' representation that such transfer will comply with the limitations provided in this paragraph.

         D. Compliance with Section 16 by the Settlors. The Settlors shall comply with any and all reporting requirements under Section 16 of the Exchange Act upon the transfer of any assets to the Trust or back to either Settlor, including filing all Form 4's and Form 5's required by applicable Exchange Act rules. To facilitate such compliance, the Trustee shall notify the Settlors and the Settlors' designated representatives of all transactions effected by the Trust that may be reportable under Section 16(a) of the Exchange Act not later than one day after initiating each such transaction. In addition, the Settlors will promptly provide to the Trustee a list of all transactions reportable under Section 16(a) of the Exchange Act executed within seven (7) months previous to the date hereof by either Settlor or anyone whose activities may be attributed to either Settlor, including transactions that are exempt from
Section 16(b) of the Exchange Act.

         E. Investment Control by the Settlors. The Settlors and the Trustee acknowledge and agree that the Settlors do not have or share and will not exercise authority or control over, nor will attempt to influence in any way the Trustee's decisions that directly or indirectly affect the acquisition or disposition of any options, derivative securities or other securities of the Issuer or relating to the Issuer or the Issuer's securities by the Trust, including decisions to continue to hold an investment ("Investment Decisions").

         F. No Voting Control by the Settlors. The Settlors and the Trustee acknowledge and agree that the Settlors do not have or share and will not exercise authority or control over, nor will attempt to influence in any way, the Trustee's decisions relating to the voting of the Shares (or any decision to refrain from voting on a matter) or the giving of a proxy with respect thereto ("Voting Decisions").

         G. No Solicitation of Advice by the Trustee. The Trustee acknowledges and agrees that it will not under any circumstances request from any Interested Party, directly or indirectly, any information, regardless of its form, which may be written, oral, electronic "soft copy" or any other form used to communicate, concerning, without limitation, the results of operations, financial condition, technology, research and development activities, employees, officers, directors, business or prospects of the Issuer or any other information that could materially influence an Investment Decision or a Voting Decision ("Advice"). The foregoing notwithstanding, the Settlors and the Trustee agree and understand that the Trustee, as part of keeping itself fully informed regarding the Issuer in particular and regarding its industry segment and the market in general, may participate in analyst calls and other public communications from the Issuer irrespective of whether either Settlor or any other Interested Party serves as the spokesperson for the Issuer during the course of such public communications and further, that participating in such analyst calls and other public communications and communications with or on behalf of the Issuer will not be deemed a violation of the Trust, or the Trustee's duties hereunder. The parties acknowledge and agree that the restrictions on the "Trustee" in this clause G shall be deemed to apply solely to the employees of the trust department of any corporate Trustee responsible for administering this Trust and not to the Trustee in its corporate capacity generally, in its capacity as a service provider outside of its trust department, or in its capacity as a service provider to other accounts within its trust department.

         H. No Provision of Advice by the Settlors. The Settlors acknowledge and agree that under no circumstances, whether directly or indirectly, will he or she provide any Advice to the Trustee or to any other person associated with Investment Decisions or Voting Decisions with respect to the Shares. The Settlors and the Trustee further acknowledge and agree that, should either Settlor be approached by any of the foregoing persons seeking to engage in a dialogue (oral or written) concerning any subject that might have a possible bearing on an Investment Decision or a Voting Decision, such Settlor will inform the other person involved in the dialogue of the obligations of the parties hereunder, and will refrain from providing any Advice during the course of any such dialogue. Without limiting the foregoing, the Settlors specifically agree that they will not provide to the Trustee or its agents or associates any information regarding the Issuer that he has obtained through his position as a director, officer or employee of the Issuer or an affiliate of any such director, officer or employee.

         I. Material non-public information. The Trustee represents that the employees of the Trustee administering the Trust have no material non-public information about the Issuer and shall not execute any transactions in the Trust property while in possession of such information. The parties acknowledge and agree that the restrictions on the "Trustee" in this clause shall be deemed to apply solely to the employees of the trust department of any corporate Trustee responsible for administering this Trust and not to the Trustee in its corporate capacity generally, in its capacity as a service provider outside of its trust department, or in its capacity as a service provider to other accounts within its trust department. In addition, the parties agree that the transactions by the Trustee in the Trust property contemplated hereunder are independent of any other transactions that the Settlors may or may not take with respect to securities of the Issuer or otherwise.

         SEVENTEENTH:  Situs of the Trust
         -----------   ------------------

         This Agreement shall be construed in accordance with the custom and usage prevailing in, and be regulated by the laws of the Commonwealth of Pennsylvania. As long as the Trust is a Pennsylvania trust, the law governing the administration of the Trust shall be controlled by Pennsylvania law. If Trustee proposes to effect any change that would cause the Trust to cease to be a Pennsylvania trust, it shall notify the Settlors at least ten days in advance of effecting such change. This Article shall apply regardless of any change of residence of Trustee, or any beneficiary, or the appointment or substitution of a Trustee residing or doing business in another state.

         EIGHTEENTH:  Severability of Provisions
         ----------   --------------------------

         If any provisions of this instrument are declared invalid or unenforceable, the remaining provisions shall nevertheless be carried into effect; provided, however, that the parties acknowledge that a principal purpose of the transactions effectuated by the Trust is that the transactions not be attributable to either Settlor for purposes of Section 16 of the Exchange Act and, if any provision of this Agreement that is necessary or advisable for such purpose is declared by a court of appropriate jurisdiction to be invalid or unenforceable, then this Trust will terminate.

         NINETEENTH:  Loans
         ----------   -----

         The Trustee has the power upon any terms, including on a recourse or non-recourse basis, to borrow money from any person, including itself, its successor or any affiliate or any Adviser, in an amount up to ten (10%) percent of the trust assets, valued as of the date of such loan, to be secured by the trust assets, for any lawful purpose and to pledge assets as security for repayment. The Trustee, in its corporate capacity, is also authorized, in its sole discretion, to lend to either Settlor up to the maximum amount permitted by law, which loans to the Settlor shall be full recourse against such Settlor.

         TWENTIETH:  Execution in Counterparts
         ---------   -------------------------

         This Agreement may be executed via facsimile, in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         TWENTY-FIRST:  Sole Agreement
         ------------   --------------

         All prior understandings, agreements, representations and warranties, oral or written, between the Settlors and the Trustee are merged in this instrument.

         TWENTY-SECOND:  Successors
         -------------   ----------

         This instrument shall be binding upon and inure to the benefit of the parties hereto, their successors, heirs, executors, and administrators.

         IN WITNESS WHEREOF, the Settlors and the Trustee have duly executed this agreement as of the 9th day of March, 2006.

SETTLORS:

/s/ Maurice R. Greenberg                     /s/ Shake Nahapetian
------------------------------- (SEAL)      -----------------------------------
Maurice R. Greenberg                                      WITNESS



/s/ Corinne P. Greenberg                     /s/ Mona Benedetto
------------------------------- (SEAL)      -----------------------------------
Corinne P. Greenberg                                      WITNESS



TRUSTEE:

PITCAIRN TRUST COMPANY


By:    /s/ Averill R. Jarvis                ATTEST: /s/ Denise L. Wallace
     --------------------------                     ---------------------------
Name:  Averill R. Jarvis                                Ass't. Sec'y.
Title: Senior Vice President

                           ACKNOWLEDGMENT OF SETTLORS

STATE OF  NEW YORK                   )
                                     ) SS.:
COUNTY OF NEW YORK                   )

         On March 9, 2006 before me, Lynne E. Harrison the undersigned, personally appeared Maurice R. Greenberg and Corinne P. Greenberg personally known to me or provide to me on the basis of satisfactory evidence to be those individuals whose names are subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, each such individual, or the person upon behalf of which the individual acted executed the instrument.



(SEAL)                                               /s/ Lynne E. Harrison
                                                     ---------------------
                                                     Notary Public



                           ACKNOWLEDGMENT OF TRUSTEE

COMMONWEALTH OF PENNSYLVANIA        )
                                    ) SS.:
COUNTY OF MONTGOMERY                )

         On March 10, 2006 before me, Christina L. Pastor the undersigned, personally appeared Averill R. Jarvis personally known to me or provide to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, each individual, or the person upon behalf of which the individual acted executed the instrument.


                                                     /s/ Christina L. Pastor
                                                     -----------------------
                                                     Notary Public
                                                     (SEAL)